PHILLPS NIZER BENJAMIN KRIM & BALLON, LLP
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103

                                                              December 21, 2000

SonicSave.com Corp.
1330 Beacon St., Ste. 268
Brookline, MA  62446

      Re:   SonicSave.com Corp.
            Registration Statement on Form SB-2

Dear Sirs:

We have acted as counsel to SonicSave.com Corp. (the "Company") in connection with the Registration Statement on Form SB-2 of the Company (Registration No. 333-46592) (the "Registration Statement").

All statements of legal conclusions contained in the discussion under the caption "Certain Federal Tax Considerations of Stock Giveaway Contests" in the prospectus included in the Registration Statement, reflect our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement.

We hereby consent to the references to our firm contained in the Prospectus.

                                      Very truly yours,

                                      PHILLIPS NIZER BENJAMIN KRIM & BALLON, LLP